EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interest of Named Experts and Counsel” and to the use of our report dated October 17, 2005 included in the Registration Statement on Form SB-2 and related Prospectus of Garpa Resources, Inc. for the registration of shares of its common stock.

/s/“Manning Elliott LLP”

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

November 21, 2005